FOR IMMEDIATE RELEASE	CONTACT:
March 30, 2010	Thomas Plotts, CFO (Interim), (212) 716-1977 x 222

ATRINSIC REPORTS OPERATING RESULTS FOR THE FULL YEAR AND FOURTH QUARTER 2009

New York (March 30, 2010) - Atrinsic, Inc., (NASDAQ: ATRN), a leading direct to consumer Internet marketing company, announced fourth  quarter (unaudited) and year end 2009 results today.

Revenues for the fourth quarter of 2009 were $13.7 million compared with $22.9 million in the fourth quarter of 2008, a decrease of 40%. Subscription revenue increased by approximately $1.9 million, or 36%, to $7.2 million for the three months ended December 31, 2009, compared to $5.3 million for the three months ended December 31, 2008. At December 31, 2009 the number of subscribers was 338,000 compared to 501,000 at December 31, 2008. The increase in subscription revenue is due to the introduction of the Company’s Kazaa music subscription service. Transactional revenue decreased by approximately $11.1 million or 63% to $6.5 million for the three months ended December 31, 2009 compared to $17.6 million for the three months ended December 31, 2008. The decrease was primarily attributable to the reduction in discretionary advertising expenditures by our clients in the agency service portion of our business.

Operating expenses for the fourth quarter of 2009 were $32.8 million compared with operating expenses of $140.8 million in the fourth quarter of 2008, a decrease of approximately $108.0 million. In 2009 and 2008, the Company determined that there was an impairment of goodwill and intangibles of $17.3 million and $115 million, respectively. Excluding the effect of goodwill and intangibles impairment in 2009 and 2008, operating expenses for the fourth quarter of 2009 were $15.5 million compared with operating expenses of $26.0 million in the fourth quarter of 2008, a decrease of approximately $10.5 million. The decrease is primarily attributable to a reduced amount of purchased third party media, correlated to decreased revenues, and a reduction in labor and operating costs.

Adjusted EBITDA for the fourth quarter of 2009 was a loss of ($1.5) million compared with income of $0.3 million in the fourth quarter of 2008, a decrease of approximately $1.8 million. The decrease is primarily attributable to the decrease in revenue, partially offset by decreases in operating expenses, a portion of which Atrinsic has invested in new product and services development for future growth. During the quarter, the Company had a net benefit to Adjusted EBITDA of approximately $1.5 million as a result of several offsetting items, including certain accruals and expense reimbursements, offset by severance, legal costs and write-offs. Adjusted EBITDA is a non-GAAP measure – see Supplemental Disclosure regarding Non-GAAP Measures below.

Net loss for the fourth quarter of 2009 was ($23.9) million (($1.15) loss per basic and diluted share) compared with net loss of ($116.6) million for the fourth quarter of 2008 (($5.37) loss per basic and diluted share). Excluding the effect of goodwill impairment and intangibles in 2009 and 2008, net loss for the fourth quarter increased by ($4.8) million to ($6.6) million at December 31, 2009 compared to ($1.8) million at December 31, 2008.

For the fiscal years ended December 31, 2009 and 2008, revenues were $69.1 million and $113.9 million, a decrease of $44.8 million. Net loss and loss per share for the years ending December 31, 2009 and 2008 were ($29.5) million and ($1.43) loss per share and ($115.8) million and ($5.43) loss per share. Excluding the effect of goodwill and intangibles impairment, net loss was ($12.2) million and ($1.0) million for the years ended December 31, 2009 and 2008.

As of December 31, 2009, the Company had $16.9 million of cash and cash equivalents with adequate working capital to support future growth, business development initiatives, and capital activities.

All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

Business Update

The Company intends to host a conference call to discuss its first quarter results and to provide an update on key items of focus and progress. Jeffrey Schwartz, CEO of Atrinsic, noted, “Having been in the permanent CEO role now for almost two months, I am beginning to see clearly the areas of opportunity in the business. Our focus remains on building a scalable direct to consumer subscriptions business, and we are finding areas within the entertainment category, particularly music, where we are seeing progress. As we focus the business, this has emerged as an area of opportunity and progress. We are also seeing a good measure of progress in our services business, particularly in our search related marketing services, as we have experienced some client wins that tell me our integrated online marketing message is resonating with clients.”  Schwartz continued, noting “We have taken measures to reduce our overall operating expense rate and we feel confident that 2010 will be a year of revenue growth.  I also have confidence that we can begin growing our subscriber base as well.”

About Atrinsic, Inc.

Atrinsic, Inc. is a leading Internet focused marketing company. We combine the power of the Internet with traditional direct response marketing techniques to sell entertainment and lifestyle subscription products directly to consumers. We also leverage our media network and marketing expertise to provide lead generation and search related marketing services to our corporate and advertising clients. We have developed our marketing media network, consisting of web sites, proprietary content and licensed media, to attract consumers, corporate partners and advertisers. We believe our marketing media network and proprietary technology allows us to cost-effectively acquire consumers and provide targeted leads and marketing data to our corporate partners and advertisers.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s discussion relating to management’s current strategic priorities. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support growth, and other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  All information in this release is as of March 30, 2010. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three month periods and fiscal years ending on December 31, 2009 and 2008, respectively. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Equity in loss of investee, noncontrolling interest, income taxes, other expense (income), interest expense, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of ASC 718 (formerly FAS No.123R) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider what information is excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income (Loss)
To EBITDA and Adjusted EBITDA
(Dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net loss attributable to Atrinsic	$(23,948)	$(116,559)	$(29,470)	$(115,766)

Reconciliation Items:
Equity in income of Investee	(173)	-	(59)	-
Net loss (income) attributable to noncontrolling interest	-	69	28	(24)
Income taxes	4,976	(1,369)	640	(852)
Other (income) expense	(10)	8	(5)	153
Interest (income) expense and dividends, net	(5)	(117)	4	(601)
Goodwill and Intangibles Impairment	17,289	114,783	17,289	114,783
Depreciation and amortization	587	3,250	3,698	5,867

EBITDA	$(1,284)	$65	$(7,875)	$3,560

Non-cash equity based compensation	(223)	272	857	1,282

Adjusted EBITDA	$(1,507)	$337	$(7,018)	$4,842

Diluted Adjusted EBITDA per Common Share	$(0.07)	$0.02	$(0.34)	$0.23

Condensed Pro Forma Summary

The following table sets forth the Company’s Condensed Proforma results for the three months and year ended December 31, 2009 and 2008. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 with both being accounted for by the purchase method of accounting as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The Consolidated Statement of Operations for the three months and year ending December 31, 2009 is presented for comparative purposes.

Pro Forma Consolidated Statement of Operations
(Dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2009 (Actual)	2008 (Actual)	2009 (Actual)	2008(Proforma)

Revenue	$13,660	$22,875	$69,089	$128,421

Operating expense net of interest and other expense	32,632	140,803	97,919	242,678

Income taxes	4,976	(1,369)	640	(852)

Net Proforma Loss	$(23,948)	$(116,559)	$(29,470)	$(113,405)

Diluted loss per share	$(1.15)	$(5.37)	$(1.43)	$(5.32)

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. on February 4, 2008 and the acquisition of Ringtone.com on June 30, 2008 as if they had occurred as of the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. EBITDA and Adjusted EBITDA for the three months and year ending December 31, 2009 are presented for comparative purposes.

Reconciliation of Pro Forma Net Income/(Loss)
To Pro Forma EBITDA and Pro Forma Adjusted EBITDA
(Dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009 (Actual)	2008 (Actual)	2009 (Actual)	2008 (Proforma)
Net Pro Forma Loss	$(23,948)	$(116,559)	$(29,470)	$(113,405)

Reconciliation Items:
Equity in income of Investee	(173)	-	(59)	-
Net loss (income) attributable to noncontrolling interest	-	69	28	(24)
Income taxes	4,976	(1,369)	640	(852)
Other (income) expense	(10)	8	(5)	181
Interest (income) expense and dividends, net	(5)	(117)	4	(601)
Goodwill and intangible impairment	17,289	114,783	17,289	114,783
Depreciation and amortization	587	3,250	3,698	6,306

Pro Forma EBITDA	$(1,284)	$65	$(7,875)	$6,388

Non-cash equity based compensation	(223)	272	857	1,282

Adjusted Pro Forma EBITDA	$(1,507)	$337	$(7,018)	$7,670

Diluted Adjusted EBITDA per Common Share	$(0.07)	$0.02	$(0.34)	$0.35

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Years Ended December 31,
(Dollars in thousands, except per share data)

	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$16,913	$20,410
Marketable securities	-	4,245
Accounts receivable, net of allowance for doubtful accounts of $4,295 and $2,938	7,985	16,790
Income tax receivable	4,373	2,666
Prepaid expenses and other current assets	2,643	3,686

Total Currents Assets	31,914	47,797

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,078 and $1,435	3,553	3,525
GOODWILL	-	11,075
INTANGIBLE ASSETS, net of accumulated amortization of $8,605 and $5,683	7,253	12,508
DEFERRED INCOME TAXES	-	778
INVESTMENTS, ADVANCES AND OTHER ASSETS	1,878	3,080

TOTAL ASSETS	$44,598	$78,763

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$6,257	$7,194
Accrued expenses	9,584	13,941
Note payable	-	1,858
Deferred revenues and other current liabilities	725	152

Total Current Liabilities	16,566	23,145

DEFERRED TAX LIABILITY, NET	1,697	-
OTHER LONG TERM LIABILITIES	988	969

TOTAL LIABILITIES	$19,251	$24,114

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 23,583,581 and 22,992,280 shares issued at 2009 and 2008, respectively; and, 20,842,263 and 21,083,354 shares outstanding at 2009 and 2008, respectively.	$236	$230
Additional paid-in capital	178,442	177,347
Accumulated other comprehensive loss	(20)	(286)
Common stock, held in treasury, at cost, 2,741,318 and 1,908,926 shares at 2009 and 2008, respectively.	(4,992)	(4,053)
Accumulated deficit	(148,319)	(118,849)

Total Stockholders' Equity	25,347	54,389

NONCONTROLLING INTEREST	-	260

TOTAL EQUITY	25,347	54,649

TOTAL LIABILITIES AND EQUITY	$44,598	$78,763

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	Unaudited	Unaudited

Subscription	$7,155	$5,277	$22,254	$44,196
Transactional	6,505	17,598	46,835	69,688

REVENUE	13,660	22,875	69,089	113,884

OPERATING EXPENSES
Cost of media-third party	7,454	13,764	43,313	74,541
Product and distribution	2,056	2,225	10,559	9,749
Selling and marketing	1,291	3,217	8,386	9,974
General, administrative and other operating	4,143	3,604	14,706	16,060
Depreciation and amortization	587	3,250	3,698	5,867
Impairment of Goodwill and Intangible Assets	17,289	114,783	17,289	114,783

	32,820	140,843	97,951	230,974

LOSS FROM OPERATIONS	(19,160)	(117,968)	(28,862)	(117,090)

OTHER (INCOME) EXPENSE
Interest income and dividends	(5)	(181)	(72)	(748)
Interest expense	-	64	76	147
Other (income) expense	(10)	8	(5)	153

	(15)	(109)	(1)	(448)

LOSS BEFORE TAXES AND EQUITY IN LOSS OF INVESTEE	(19,145)	(117,859)	(28,861)	(116,642)

INCOME TAXES	4,976	(1,369)	640	(852)

EQUITY IN INCOME OF INVESTEE, AFTER TAX	(173)	-	(59)	-

NET LOSS	(23,948)	(116,490)	(29,442)	(115,790)

LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST, AFTER TAX	-	69	28	(24)

NET LOSS ATTRIBUTABLE TO ATRINSIC, INC	$(23,948)	$(116,559)	$(29,470)	$(115,766)

NET LOSS PER SHARE ATTRIBUTABLE TO ATRINSIC COMMON STOCKHOLDERS
Basic	$(1.15)	$(5.37)	$(1.43)	$(5.43)
Diluted	$(1.15)	$(5.37)	$(1.43)	$(5.43)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,841,331	21,689,795	20,648,929	21,320,638
Diluted	20,841,331	21,689,795	20,648,929	21,320,638

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,
(Dollars in thousands, except per share data)

	2009	2008

Cash Flows From Operating Activities
Net loss	$(29,442)	$(115,790)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Allowance for doubtful accounts	1,991	2,152
Depreciation and amortization	3,698	5,867
Impairment of goodwill and intangible assets	17,289	114,783
Stock-based compensation expense	857	1,282
Stock based consulting expense	40	-
Excess tax benefit from share-based compensation	-	(1,017)
Impairment of investment in Mango Networks	225	-
Net loss on sale of marketable securities	-	175
Deferred income taxes	3,651	(2,345)
Equity in loss (income) of investee	(108)	-
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	6,686	4,532
Prepaid income tax	(1,617)	(2,464)
Prepaid expenses and other current assets	(359)	1,152
Accounts payable	(937)	(3,205)
Other, principally accrued expenses	(4,989)	(767)
Net cash (used in) provided by operating activities	(3,015)	4,355

Cash Flows From Investing Activities
Cash received from investee	1,940	11,212
Cash paid to investees	(914)	(2,519)
Purchases of marketable securities	-	(6,577)
Proceeds from sales of marketable securities	4,242	24,708
Business combinations	(1,740)	(7,030)
Acquisition of loan receivable	(480)	-
Capital expenditures	(682)	(2,029)
Net cash provided by investing activities	2,366	17,765

Cash Flows From Financing Activities
Repayments of notes payable	(1,750)	(111)
Liquidation of non-controlling interest	(288)	-
Return of investment - noncontrolling interest	138	-
Excess tax benefit on share-based compensation	-	1,017
Purchase of common stock held in treasury	(939)	(4,053)
Proceeds from exercise of options	-	343
Net cash used in financing activities	(2,839)	(2,804)

Effect of exchange rate changes on cash and cash equivalents	(9)	(18)

Net (Decrease) Increase In Cash and Cash Equivalents	(3,497)	19,298
Cash and Cash Equivalents at Beginning of Year	20,410	1,112
Cash and Cash Equivalents at End of Period	$16,913	$20,410

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$(76)	$(35)
Cash paid for taxes	$867	$(2,620)
Acquisition of intangibles assets by issuance of note payable	$-	$1,750
Extinguishment of loan receivable in connection with business combination	$480	$-
Common stock issued for extinguishment of loan receivable in connection with business combination	$155	$-
Common stock issued in connection with business combination	$600	$155,232